EXHIBIT 32.1

In connection with the Quarterly Report of Creative Learning Corporation (the “Company”) on Form 10-Q for the period ending December 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), Christian Miller, the Principal Executive and the Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operation of the Company.

February 15, 2018	By:	/s/ Christian Miller
Christian Miller
Chief Operating Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)